UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2019 (October 2, 2019)

Allied Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-27675	33-1227173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 St. Paul St., Suite 201, Kelowna, BC Canada	V1Y 9N2
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 255-4337

Cosmo Ventures, Inc., 112 North Curry Street, Carson City, Nevada 89703

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 2, 2019, Allied Corp. (the “Company”) entered into a Distribution Agreement with CBD Group Asia Limited.

This agreement will leverage CBD Group Asia’s capabilities to distribute Allied’s CBD-based cosmetics and natural health products into China, Hong Kong and throughout Asia. The structure of the definitive agreement positions Allied to produce and deliver high end CBD products for distribution into Asia as a 50:50 joint venture with CBD Asia. CBD Asia and Allied will be 50:50 owners of this joint venture corporation that will handle all of the distribution logistics.

The foregoing description is qualified in its entirety by the precise terms of the Distribution Agreement attached as Exhibit 10.1 hereto.

Item 8.01. Other Events.

On October 3, 2019, Allied Corp. (the “Company”) issued the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Distribution Agreement
99.1	Press Release dated October 3, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Corp.
(Registrant)

Dated: October 11, 2019	By:	/s/ Calum Hughes
Chief Executive Officer

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